UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of Material Definitive Agreement.

On March 20, 2008 TPTX, Inc., the subsidiary of TorreyPines Therapeutics, Inc. (“TorreyPines”), and Johnson & Johnson Development Corporation (“JJDC”), entered into a mutual agreement terminating the letter agreement between TPTX, Inc. and JJDC dated August 26, 2004 (the “Original Agreement”).  The material terms of the Original Agreement are described in TorreyPines’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 and are incorporated herein by reference.  As a result of the termination of the Original Agreement, the rights and obligations of the parties, including but not limited to the right of first negotiation granted to JJDC by TPTX, Inc., with respect to rights or products related to TPTX, Inc.’s M1 agonist program have terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: March 25, 2008
	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and
Chief Financial Officer